Contact: Michael Kirshbaum The Advisory Board Company

Chief Financial Officer	2445 M Street, N.W.	202.266.5876	Washington, D.C. 20037	jacobsg@advisory.com	www.advisoryboardcompany.com

THE ADVISORY BOARD COMPANY REPORTS
FISCAL YEAR 2010 FIRST QUARTER RESULTS

Company Reports Quarterly Revenue of $56.7 million, Earnings per Diluted Share of $0.27, and Contract Value of $232.8 million

WASHINGTON, D.C. — (August 4, 2009) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the first quarter of its fiscal year ending March 31, 2010. Revenue for the quarter was $56.7 million, compared to $57.2 million in the first quarter of fiscal 2009. Net income was $4.2 million, or $0.27 per diluted share, compared to $6.3 million, or $0.36 per diluted share, for the same period a year ago. EBITDA, excluding foreign currency gain, was $7.3 million for the quarter, compared to $9.4 million in the first quarter of fiscal 2009. Contract value grew 0.2% to $232.8 million as of June 30, 2009, up from $232.3 million as of June 30, 2008.

Robert Musslewhite, Chief Executive Officer of The Advisory Board Company, commented, “Our overall performance for the quarter was in line with our expectations. Despite the ongoing budget pressures our members face, which continue to impact both renewals and sales, we are pleased that our contract value has remained steady, demonstrating our ability to address our members’ most critical issues through programs that deliver tangible value.”

Mr. Musslewhite concluded, “Our membership today faces unprecedented complexity. In addition to weathering the effects of the broader economy, these institutions must also track the health care reform debate and prepare for the implications of a range of possible outcomes. Each day, our network of more than 13,000 executives looks to our proven best practices, expert insight, and practical tools to navigate this demanding terrain. Our position as trusted advisor to this network is the result of our ongoing track record of providing meaningful impact on members’ key issues, and we are confident that our work with them through this period will further strengthen our relationships and serve as a building-block for our continued growth and long-term success.”

Share Repurchase

During the three months ended June 30, 2009, the Company repurchased 34,982 shares of its common stock at a total cost of approximately $0.9 million. To date the Company has repurchased 7,220,544 shares of its common stock at a total cost of approximately $304.9 million.

Outlook for the Remainder of Calendar Year 2009

As previously announced, the Company expects calendar year 2009 revenue to be within a few percentage points of calendar year 2008 revenue, EBITDA, excluding foreign currency gains and losses, in a range of approximately $27 million to $33 million, and earnings per diluted share in a range of approximately $0.90 to $1.20.

Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure provided as a complement to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). As used in this release, the term “EBITDA” refers to a financial measure that we define as earnings before Other income, net, which includes interest income and foreign currency gain; income taxes; and depreciation and amortization. This non-GAAP measure may be considered in addition to financial measures prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP measures or results. Furthermore, we intend to continue to provide this non-GAAP financial measure as part of our future earnings discussions and, therefore, the inclusion of this non-GAAP financial measure will provide consistency in our financial reporting. We believe that EBITDA is relevant and useful information for our investors. We use this non-GAAP financial measure for internal budgeting and other managerial purposes because it enables the Company’s management to evaluate projected operating results on a basis that allows for comparability without regard to changes arising from applicable tax rates, variability in interest income and foreign currency exchange rates, and periodic costs of certain capitalized tangible and intangible assets.

There are limitations associated with EBITDA, including that EBITDA does not reflect all changes in applicable tax rates, foreign currency exchange rates, or the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our business. Management compensates for these aspects and limitations of EBITDA by evaluating the costs of such tangible and intangible assets through other financial measure such as evaluating capital expenditures, and by also relying on the comparable GAAP financial measure of income from operations, which includes depreciation and amortization, and Net Income, which includes income taxes, interest income, foreign currency gains, and depreciation and amortization. A reconciliation of this non-GAAP measure to GAAP results is provided below.

		Three Months Ended
		June 30,
		2009		2008
Net income	$	4,188		$6,330
Provision for income taxes	$	2,186		$3,161
Other income, net (1)		$(962)	$	(1,204)
Depreciation and amortization	$	1,903		$1,083

EBITDA	$	7,315		$9,370

(1)	Other income, net includes interest income of $0.6 million and $1.2 million for the three months ending June 30, 2009 and 2008, respectively. Other income, net also includes foreign currency gain of $0.4 million and $0 for the three months ending June 30, 2009 and 2008, respectively.

Web and Conference Call Information

The Company will hold a conference call to discuss its first quarter performance this evening, August 4, 2009, at 6:00 p.m. Eastern Standard Time. The conference call will be available via live web cast on the Company’s web site at www.advisoryboardcompany.com in the section titled “Investor Relations” found under the tab “The Firm.” To participate by telephone, the dial-in number is 866.271.6130 and the access code is 35125018. Investors are advised to dial-in at least five minutes prior to the call to register. The web cast will be archived for seven days: from 8:00 p.m. Tuesday, August 4, until 8:00 p.m. Tuesday, August 11, 2009.

About The Advisory Board Company

The Advisory Board Company provides best practices research, analysis, executive education and leadership development, business intelligence tools, and installation support services primarily to the health care industry, focusing on business strategy, operations, and general management issues. The Company provides best practices and research through discrete programs to a membership of approximately 2,800 organizations, including leading hospitals, health systems, pharmaceutical and biotech companies, health care insurers, medical device companies, colleges, universities, and other education institutions. Members of each program are typically charged a fixed annual fee and have access to an integrated set of services that may include best practice research studies, executive education seminars, customized research briefs, web-based access to the program’s content database, and business intelligence tools.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on information available to the Company as of August 4, 2009, the date of this news release, as well as the Company’s current projections, forecasts, and assumptions, and involve risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, changes in the financial condition of the health care industry, our dependence on renewal of membership-based services, the need to attract new business and retain current members and qualified personnel, new product development, competition, risks associated with our business intelligence tools and installation support tools, our ability to license technology from third parties, risks associated with anticipating market trends, industry consolidation, variability of quarterly operating results, possible volatility in the Company’s stock price, and various factors related to income and other taxes, including whether the District of Columbia withdraws the Company’s status as a Qualified High-Tech Company, as well as those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and also disclosed from time to time in its subsequent reports on Form 10-Q and Form 8-K, which are available on the Company’s website at www.advisoryboardcompany.com in the “Investor Relations” section and at the SEC’s website at www.sec.gov. Additional information will also be set forth in the Company’s report on Form 10-Q for the quarter ended June 30, 2009, which will be filed with the SEC in August 2009.

Accordingly, readers are cautioned not to place undue reliance on forward-looking statements made in this news release, which speak only as of the date of this news release, and the Company does not undertake to update these statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

# # #

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
AND OTHER OPERATING STATISTICS
(In thousands, except per share data)

	Three Months Ended		Selected
	June 30,		Growth
	2009	2008	Rates
Statements of Income
Revenue	$56,703	$57,217	-0.9%

Cost of services (1)	30,064	28,554
Member relations and marketing (1)	12,557	12,398
General and administrative (1)	6,767	6,895
Depreciation and amortization	1,903	1,083
Income from operations	5,412	8,287	-34.7%
Other income, net	962	1,204
Income before provision for income taxes	6,374	9,491	-32.8%
Provision for income taxes	(2,186)	(3,161)
Net income	$4,188	$6,330	-33.8%

Earnings per share
Basic	$0.27	$0.36
Diluted	$0.27	$0.36	-25.0%
Weighted average common shares outstanding
Basic	15,555	17,366
Diluted	15,609	17,720
Contract Value (at end of period)	$232,848	$232,278	0.2%
Percentages of Revenues
Cost of services (1)	53.0%	49.9%
Member relations and marketing (1)	22.1%	21.7%
General and administrative (1)	11.9%	12.1%
Depreciation and amortization	3.4%	1.9%
Income from operations	9.5%	14.5%
Net income	7.4%	11.1%

(1)

THE ADVISORY BOARD COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	March 31,
	2009	2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,528	$23,746
Marketable securities	11,022	8,385
Membership fees receivable, net	124,552	116,739
Prepaid expenses and other current assets	4,727	5,113
Deferred income taxes, net	3,239	3,083
Total current assets	158,068	157,066
Property and equipment, net	32,724	34,156
Intangible assets, net	4,456	4,463
Goodwill	24,908	24,563
Deferred incentive compensation and other charges	27,183	26,737
Deferred income taxes, net of current portion	7,673	7,555
Other non-current assets	5,000	—
Marketable securities	57,697	61,718
Total assets	$317,709	$316,258

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenues	$151,934	$150,609
Accounts payable and accrued liabilities	34,333	35,777
Accrued incentive compensation	3,733	7,320
Total current liabilities	190,000	193,706
Long-term deferred revenues	19,084	19,869
Other long-term liabilities	3,616	3,784
Total liabilities	212,700	217,359

Stockholders’ equity:
Common stock	217	217
Additional paid-in capital	236,767	233,794
Retained earnings	138,680	134,492
Accumulated elements of comprehensive income	1,155	1,307
Treasury stock	(271,810)	(270,911)
Total stockholders’ equity	105,009	98,899

Total liabilities and stockholders’ equity	$317,709	$316,258

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended June 30,
	2009	2008
Cash flows from operating activities:
		$
Net income	$4,188		6,330
Adjustments to reconcile net income to net cash provided by (used in)
operating activities :
Depreciation	1,903		1,083
Amortization of intangible assets	268		192
Deferred income taxes	(192)		288
Excess tax benefits from stock-based payments	—		(291)
Stock-based compensation expense	2,939		2,803
Amortization of marketable securities premiums	150		224
Changes in operating assets and liabilities:
Member fees receivable	(7,813)		(8,119)
Prepaid expenses and other current assets	1,386		576
Deferred incentive compensation and other charges	(446)		(719)
Deferred revenues	540		2,471
Accounts payable and accrued liabilities	(1,789)		1,071
Accrued incentive compensation	(3,587)		(5,703)
Other long-term liabilities	(168)		(113)

Net cash flows (used in ) provided by operating activities	(2,621)		93

Cash flows from investing activities:
Purchases of property and equipment	(471)		(5,768)
Capitalized software development costs	(261)		(173)
Cash paid for acquisition, net of cash acquired	—		(18,592)
Redemption of marketable securities	3,500		33,969
Purchases of marketable securities	(2,500)		(5,579)
Other investing activities	(6,000)		—
Net cash flows (used in) provided by investing activities	(5,732)		3,857

Cash flows from financing activities:
Proceeds on issuance of stock from exercise of stock options	—		421
Repurchase of shares to satisfy minimum employee tax withholding	(2)		(390)
Proceeds on issuance of stock under employee stock purchase plan	36		113
Excess tax benefits from share-based compensation arrangements	—		291
Purchases of treasury stock	(899)		(8,807)
Net cash flows used in financing activities	(865)		(8,372)

Net decrease in cash and cash equivalents	(9,218)		(4,422)
Cash and cash equivalents, beginning of period	23,746		17,907
Cash and cash equivalents, end of period	$14,528		$13,485